Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference of our report dated December 19, 2013, with respect to the Statement of Revenues and Certain Expenses of Tower Sites (a component of AT&T Inc.), comprising the operations of certain wireless communications towers owned by subsidiaries of AT&T Inc., for the year ended December 31, 2012, included in this Current Report on Form 8‑K / A of Crown Castle International Corp. dated January 17, 2014, in the following Registration Statements of Crown Castle International Corp.:

(1)	Registration Statement (Form S-8 No. 333-67379)

(2)	Registration Statement (Form S-8 No. 333-101008)

(3)	Registration Statement (Form S-8 No. 333-118659)

(4)	Registration Statement (Form S-8 No. 333-163843)

(5)	Registration Statement (Form S-8 No. 333-181715)

(6)	Registration Statement (Form S-8 No. 333-188801)

(7)	Registration Statement (Form S-3 No. 333-106728)

(8)	Registration Statement (Form S-3 ASR No. 333-140452)

(9)	Registration Statement (Form S-3 ASR No. 333-180526)

/s/ Ernst & Young LLP

Dallas, Texas
January 17, 2014

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